                                                                    EXHIBIT 10dd



                              SEPARATION AGREEMENT

                  This Agreement ("Agreement"), dated as of March 11, 2002, by and between Kmart Corporation (the "Company"), and Charles C. Conaway (the "Executive").

                                   WITNESSETH:

                  WHEREAS, the Executive is the Chief Executive Officer and a director of the Company; and

                  WHEREAS, the Executive and the Company have previously entered into that certain Employment Agreement, dated as of May 30, 2000, as amended (the "2000 Employment Agreement") and the Amended and Restated Employment Agreement, dated as of January 21, 2002 (the "2002 Employment Agreement");

                  WHEREAS, in recognition of the fact that court approval of the 2002 Employment Agreement will not be obtained by March 24, 2002, the Company has agreed to rescind the 2002 Employment Agreement with the Executive's consent, such rescission to be effective upon execution of this Agreement, and the Company has agreed to withdraw its pending request for court approval of such agreement not later than March 20, 2002;

                  WHEREAS, the Company acknowledges and agrees that, under the 2000 Employment Agreement, the Executive has the right to terminate his employment in a "Constructive Termination" (as such term is defined under the 2000 Employment Agreement);

                  WHEREAS, the Executive has advised the Company that he intends to give proper written notice of his election to terminate his employment by reason of a Constructive Termination under the 2000 Employment Agreement;

                  WHEREAS, the Company has agreed to waive its right to have the Executive work until the end of the Constructive Termination notice period, and any related cure rights, and any related cure rights, and, accordingly, will terminate the Executive's employment without Cause effective as of the close of business on March 11, 2002; and

                  WHEREAS, the Executive and the Company have mutually agreed to enter into this Agreement in order to fully set forth all of their respective rights and obligations upon and following the Executive's termination of employment from the Company.

                  NOW, THEREFORE, in consideration of the premises and of the releases, representations, covenants and obligations contained herein, the parties hereto agree as follows:

                  1. Termination of Executive's Employment. The Executive's employment with the Company and all of its subsidiaries and affiliates shall terminate as of the close of business on March 11, 2002 (the "Termination Date"). The Executive shall resign as a member of the Board of Directors of the Company (the "Board") as of the Termination Date. The Executive agrees to execute any and all documents and take any and all actions as may be reasonably requested by the Company to effectuate any of the foregoing.

                  2. Severance Payments. Subject to Section 5(a) below, the Company agrees:

                            (a) to pay the Executive his base salary through the
Termination Date and reimburse the Executive for any reasonable unreimbursed expenses in accordance with Company policy, which amounts shall be payable as soon as practicable following the Termination Date; and

                            (b) on the Termination Date, pursuant to the Order
of the Bankruptcy Court, dated January 25, 2002, approving the Motion for Order filed January 22, 2002 with the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court") requesting authorization, inter alia, to continue to pay severance benefits in accordance with Paragraph 36 thereof (the "Wage Motion"), to pay the Executive, in one lump sum, by wire transfer of immediately available Federal funds to an account designated by the Executive, severance in an aggregate amount of $4,039,708.93; provided, that such payment shall be subject to all applicable federal, state and local withholding taxes, in accordance with the Company's ordinary payroll practices.

                  3. Loan Forgiveness. The Company hereby acknowledges that, in accordance with the terms of that certain Promissory Note, dated May 30, 2001 (the "Promissory Note"), as a result of the Executive's termination of employment with the Company, the outstanding principal and accrued interest has been forgiven as of the Termination Date, and contemporaneously with the execution of this Agreement and delivery by the Executive of the Release referred to in Section 5(a) hereof, the Company shall return the Promissory Note to the Executive marked "Cancelled".

                  4. Additional Obligations of the Company. In consideration of the Executive's execution and compliance with the terms and conditions of this Agreement, and subject to Section 5 below, the Company agrees:

                            (a) in connection with the forgiveness of the Loan,
to pay to the Executive an amount equal to $3,885,003 in respect of the additional payment to cover all applicable federal, state and local income and excise taxes payable by the Executive on account of the forgiveness of the Loan and the payment described in this Section 4(a), which amount shall be payable promptly following the expiration of the Revocation Period, in one lump sum by wire transfer of immediately available Federal funds to an account designated by the Executive.

                            (b) to continue, until March 11, 2003, the
participation of the Executive in all medical, dental, hospitalization and life insurance coverage and in other employee welfare benefit plans or programs in which he was participating on the Termination Date; provided that the Company's obligations under this Section 4(a) shall terminate as of the date the Executive receives similar coverage and benefits (and the Executive shall be obligated promptly to inform the Company of his receipt of such coverage and benefits);

                            (c) to continue, until September 11, 2002, to
provide to the Executive, or reimburse the Executive for, such personal and residential security measures as are in place with respect to the Executive as of the Termination Date;

                            (d) to reimburse the Executive up to a maximum of
$75,000 for legal expenses incurred by him with respect to the negotiation and preparation of the 2002 Employment Agreement and this Agreement;

                            (e) to provide the Executive with the use of the
Company's standard senior executive professional outplacement assistance for a period of six months following the Termination Date; and

                            (f) until September 11, 2002 or, if sooner, until he
is again employed on a full-time basis, to make available to the Executive, at times and locations reasonably acceptable to the Company, appropriate Company personnel to provide the Executive administrative support services relating to phone, calendar, correspondence, travel arrangements and email.

The Company acknowledges and agrees that nothing in this Agreement shall adversely affect the Executive's rights with respect to his vested benefits under any tax-qualified retirement plan of the Company.

                  5. Executive Releases. The two releases described below may be referred to herein individually as a "Release" and collectively as the "Releases."

                            (a) Contemporaneously with the execution of this
Agreement and as a condition to receiving and/or retaining the payments and benefits provided for under Sections 2 and 3 hereof, the Executive shall execute the Covenant Not To Sue and Release of Liability in the form attached hereto as Exhibit A.

                            (b) As a condition to receiving and/or retaining the
payments and benefits provided for under Section 4 hereof, (a) the Executive shall have executed, on or following the date on which an order of the U.S. Bankruptcy Court approving this Agreement becomes a final order, the Covenant Not To Sue and Full and Complete

Release of Liability attached hereto as Exhibit B ("Release B") and (b) seven days shall have passed following such date (the "Revocation Period") without Release B having been revoked.

                  6. Indemnification.

                            (a) The Company agrees that if the Executive has
been or is made a party, or has been or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), other than a Proceeding brought on behalf of the Previous Employer (as defined in the 2000 Employment Agreement) relating to the Executive's employment agreement with the Previous Employer, by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Michigan against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, officer, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                            (b) Neither the failure of the Company (including
its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by the Executive under Section 6(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                            (c) The Company agrees to continue and maintain a
directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers or former officers. Without limiting the generality of the foregoing, the Company agrees that the Executive shall be afforded the benefit of any greater protections (with respect to, for example, funding arrangements and the maintenance of post-termination coverage) as may be implemented from time to time with respect to the Company's officers and/or directors.

                  7. Executive Cooperation.

                            (a) For no additional compensation, the Executive
agrees to reasonably cooperate with the Company and any of its subsidiaries and affiliates on such matters as are reasonably requested of the Executive with respect to any management transition matters or any legal or administrative proceeding, governmental investigation or similar matters involving the Company or any of its subsidiaries or affiliates. Such cooperation shall include all reasonable assistance that the Company or any of its subsidiaries or affiliates determine is necessary, including, but not limited to, meeting or consulting with the Company, its subsidiaries and affiliates and their counsel and their designees, reviewing documents, analyzing facts and appearing or testifying as a witness or interviewee or otherwise. The Executive agrees that he will provide such assistance and cooperation in the manner and at the locations as shall be reasonably requested by the Company; provided, however, that the Company shall use its best efforts to request such assistance at reasonable times so as not to interfere with his obligations resulting from employment activities following his termination of employment from the Company. The Executive shall be entitled to reimbursement, upon receipt by the Company of suitable documentation, for reasonable and necessary travel and other expenses which the Executive may incur at the specific request of the Company and as approved by the Company in advance.

                            (b) In the event that counsel for the Company
reasonably determines that the Company's and the Executive's interests in any proceeding, investigation or similar matter described in Section 7(a) are potentially diverse such that it would not be appropriate for counsel for the Company to also represent the Executive because of applicable conflict of interest rules, the Executive shall be entitled to retain separate counsel and the Company shall reimburse the Executive (on an after-tax basis) for all reasonable attorney's fees and expenses incurred by the Executive with respect to such proceeding, investigation or similar matter.

                  8. Press Release. The Company shall consult with the Executive prior to issuing a press release concerning the termination of the Executive's services to the Company. The Executive shall not issue a press release concerning the termination of his services to the Company without the content thereof being approved by the Company.

                  9. Restrictive Covenants.

                            (a) Non-Compete. By and in consideration of the
substantial compensation and benefits to be provided by the Company hereunder, and further in consideration of the Executive's exposure to the proprietary information of the Company, the Executive agrees that he shall not, for a period of at least 12 months following the Termination Date, directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of or be connected in any manner, including, but not limited to, holding the positions of officer, director, shareholder, consultant, independent contractor, employee, partner, or investor, with any Competing Enterprise; provided, however, that the Executive may invest in stocks, bonds, or other securities of any corporation or other entity (but without participating in the business thereof) if such stocks, bonds, or other securities are listed for trading on a national securities exchange or Nasdaq National Market and the Executive's investment does not exceed 1% of the issued and outstanding shares of capital stock, or in the case of bonds or other securities, 1% of the aggregate principal amount thereof issued and outstanding. "Competing Enterprise" shall mean and be limited to the following entities, including successors thereto: Albertson's Inc., American Retail Group, Inc., American Stores Company, Carrefour sa, Kohl's Corporation, The May Department Store Company, Montgomery Ward & Co., Inc., J.C. Penny Company, Royal Ahold, Safeway, Inc., Sears, Roebuck and Co., Service Merchandise Company, ShopKo Stores, Inc., Supervalue Inc., Target Corp., The Home Depot, Inc., Toys R Us Inc., TJX Companies, Inc., and Wal-Mart Stores, Inc.

                            (b) Nonsolicitation. By and in consideration of the
substantial compensation and benefits to be provided by the Company hereunder, and further in consideration of the Executive's exposure to the proprietary information of the Company, the Executive agrees that he shall not, for a period of at least 12 months following the Termination Date, without the express prior written approval of the Company, (i) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company, or had a business relationship with the Company within the 24-month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with the Company, or
(ii) employ or seek to employ or cause any Competing Enterprise to employ or seek to employ any person or agent who is then (or was at any time within six months prior to the date the Executive or the Competing Enterprise employs or seeks to employ such person) employed or retained by the Company.

                            (c) Confidential Information. Commencing on the
Termination Date, Executive agrees that he will not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of any type whatsoever whether of a confidential nature or otherwise relating to the business of the Company or any of its subsidiaries or affiliates, as well as any information of a confidential nature obtained from customers, clients or other third parties, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources) and confidential commercial information, and the Executive further agrees not to disclose, publish or make use of any such knowledge or information without the prior written consent of the Company.

                            (d) Non-Disparagement. The Executive agrees that he
will not, at any time in the future, in any way disparage the Company, or any of its subsidiaries or affiliates, or any of their respective current and former officers, directors or employees, verbally or in writing, or make any statements to the press or to third parties that may be derogatory or detrimental to the good name or business reputation of any such entity or person. Likewise, the Company will direct its directors and senior executive officers to not, at any time in the future for so long as such director or senior executive officer continues to be associated with the Company in such capacity, in any way disparage the Executive, verbally or in writing, or make any statements to the press or to third parties that may be derogatory or detrimental to the Executive's good name or business reputation. Nothing in this Section 9(d) shall preclude the parties from responding truthfully to inquiries made in connection with any legal or governmental proceeding pursuant to subpoena or other legal process or from responding truthfully to any public statement made by the other party hereto. Without intending to limit the remedies available to the parties hereto, in the event that either party breaches the provisions of this Section 9(d), nothing in this Section 9(d) shall be construed to limit the non-breaching party's ability to respond to statements made by the breaching party.

                            (e) The Executive agrees that any breach of the
terms of this Section 9 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any reasonable threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive. The terms of this Section 9 shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, remedies available under this Agreement and the recovery of damages. The Executive and the Company further agree that the provisions of the covenant not to compete are reasonable. Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant shall be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

                            (f) The existence of any claim or cause of action by
the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 9.

                  10. Consultation with Counsel. The Company has advised the Executive to consult with an attorney of his choosing prior to signing this Agreement. The Executive represents that he understands and agrees that the Executive has the right and has been given the opportunity to review this Agreement and, specifically, the Releases, with an attorney. The Executive further represents that he understands and agrees that the Company is under no obligation to offer the Executive this Agreement, and that the Executive is under no obligation to consent to the Releases, and that the Executive has entered into this Agreement freely and voluntarily.

                  11. Enforcement. It is the desire and intent of the parties that the provisions of this Agreement and the Releases shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. In the event that any one or more of the provisions of this Agreement or the Releases shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement and/or the Release shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement or the Releases is held to be excessively broad as to duration, scope, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

                  12. Entire Agreement. Subject to Section 17, this Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter contained herein and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties including, but not limited to, the 2000 Employment Agreement, the 2002 Employment Agreement and any other agreements, resolutions, authorizations, policies and practices of the Company regarding expense reimbursement, indemnification, security and other matters concerning the Executive's employment with and service as a director of the Company (the "Other Agreements").

                  Subject to Section 17, the Executive acknowledges that, except with respect to vested benefits to be provided under the tax-qualified retirement plans of the Company in which the Executive was participating as of the Termination Date, the payments and benefits to be paid and provided under this Agreement are in lieu of and in full satisfaction of any amounts that might otherwise be payable under any agreement, contract, plan, policy or practice, past or present, of the Company, or of their subsidiaries or affiliates, including, but not limited to, the Employment Agreement, the 2002 Employment Agreement and the Other Agreements.

                  13. Notices. For the purposes of this Agreement, notices, demands, and all other communications provided for hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or (unless otherwise specified) when mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:


                   If to the Executive: Charles C. Conaway
                                        c/o Stephen T. Lindo, Esq.
                                        Willkie Farr & Gallagher
                                        787 Seventh Avenue
                                        New York, NY 10019-6099

                   If to the Company:   Kmart Corporation
                                        3100 West Big Beaver Road
                                        Troy, MI 48084-3163
                                        Attention: Secretary
                                        (with a copy to the attention
                                        of the General Counsel)

                   with a copy to:      Stuart N. Alperin, Esq.
                                        Skadden, Arps, Slate, Meagher & Flom LLP
                                        Four Times Square
                                        New York, NY 10036-6522

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  14. Amendment. No provision of this Agreement may be modified or discharged unless such modification or discharge is authorized and agreed to in writing, signed by the Company and the Executive. No waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provision or condition at the time or at any prior or subsequent time. This Agreement and the provisions contained in it shall not be construed or interpreted for or against either party because that party drafted or caused that party's legal representative to draft any of its provisions.

                  15. Captions. The captions used in this Agreement are for convenience only and shall not change the substance of the provisions herein.

                  16. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, applied without reference to principles of conflicts of laws. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  17. Approval of Agreement. The Company represents and warrants that all requisite approvals of the Board to enter into this Agreement have been obtained. Notwithstanding anything in this Agreement to the contrary, the effectiveness of this Agreement is subject to the approval of the United States Bankruptcy Court having jurisdiction over the Company and its bankruptcy case. The Company shall use its reasonable best efforts to seek Bankruptcy Court approval of this Agreement and to obtain a Bankruptcy Court order approving this Agreement as soon as practicable following the execution of this Agreement, such order and the supporting motion or motions to be in form and substance reasonably satisfactory to the Executive. If this Agreement is not approved by the Bankruptcy Court, (a) the provisions of this Agreement

(other than Sections 1, 2, 3, 5(a), 8, 9 and 18) shall be null and void, (b) the Executive's consent to this Agreement shall be deemed revoked and (c) all rights both parties may have had prior to entering into this Agreement shall be fully reserved, including, without limitation, rights under the 2000 Employment Agreement, subject to offset for amounts received pursuant to Section 2.

                  18. Upon execution of this Agreement by the Company and the Executive, the 2002 Employment Agreement is hereby revoked and rescinded in its entirety.

                  19. This agreement may be signed in counterparts and delivered by facsimile, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of March 11, 2002.


                                            KMART CORPORATION


                                            By:
                                                ------------------------------
                                            Title:
                                                   ---------------------------

                                            Agreed and Accepted:


                                            ----------------------------------
                                            Charles C. Conaway

                                    EXHIBIT A

                             COVENANT NOT TO SUE AND
                              RELEASE OF LIABILITY

     1. I, Charles C. Conaway (hereinafter referred to as the "Executive"), in exchange for the consideration contained in paragraph 2, do hereby release and forever discharge Kmart Corporation and any related or affiliated companies or divisions or their current or former directors, officers, employees, or agents (hereinafter referred to as "Kmart") from any and all actions, causes of action, suits, controversies, claims and demands whatsoever, for or by reason of any matter, cause or thing whatsoever, whether known or unknown, including, but not limited to, all claims arising under or in connection with the Michigan Elliott-Larsen Civil Rights Act, as amended, Michigan Whistle Blowers' Protection Act, as amended, the Michigan Persons With Disabilities Civil Rights Act, as amended, Americans With Disabilities Act of 1990, as amended, Title VII of the Civil Rights Act of 1964, as amended, Civil Rights Act of 1991, as amended, Employee Retirement Income Security Act of 1974, as amended, the Worker Adjustment Retraining and Notification Act, the Fair Labor Standards Act, as amended, the Family & Medical Leave Act of 1993, as amended, the common law of the State of Michigan, for tort, breach of express or implied employment contract, wrongful discharge, intentional infliction of emotional distress, and defamation or injuries incurred on the job or incurred as a result of loss of employment. This Covenant Not To Sue and Release of Liability shall not apply to actions to enforce rights arising under (i) the Age Discrimination in Employment Act of 1967, as amended, or (ii) any claim for benefits which may be due the Executive under (A) any tax-qualified pension plan of Kmart in which he was a participant as of March 11, 2002, (B) COBRA and claims under welfare plans of the Company relating to events occurring on or prior to the Termination Date, (C) that certain Separation Agreement between the Company and the Executive, dated as of March 11, 2002 (the "Separation Agreement"), if approved by the U.S. Bankruptcy Court, and (D) if the Separation Agreement is not approved by the U.S. Bankruptcy Court, the 2000 Employment Agreement (as defined in the Separation Agreement), provided, however, that the payments and benefits provided under paragraph 2 hereof shall offset any payments and benefits to which the Executive may be entitled under the 2000 Employment Agreement. The Executive represents that he has not filed against Kmart any complaints, charges, or lawsuits arising out of his employment, or any other matter arising on or prior to the date of this Covenant Not To Sue and Release of Liability. The Executive covenants and agrees that he will not seek recovery against Kmart arising out of any of the matters released in this paragraph.

     2. The Executive agrees to accept and Kmart agrees to provide the following consideration: the amount set forth in Section 2(b) of the Separation Agreement.

     3. The Executive agrees that the acts done and evidenced hereby, and the release granted hereunder, are done and granted to compromise any doubtful and disputed claims and to avoid litigation as to matters released hereby, and are not an admission of liability on the part of Kmart, by whom any liability is expressly denied.

     4. The Executive acknowledges that he has no seniority, recall, reinstatement, or rehire rights with Kmart in any capacity. The Executive also acknowledges that, except as set forth herein and in the Separation Agreement, he is not entitled to any compensation from Kmart.

     5. The Executive agrees that he will honor the restrictive covenants concerning noncompetition, nonsolicitation, non-disparagement, nondisclosure and press releases set forth in the Separation Agreement.

     6. If any provision or paragraph of this Covenant Not To Sue and Release of Liability is ever determined not enforceable, the remaining provisions and paragraphs shall remain in full force and effect.

     7. The Executive acknowledges that this Covenant Not To Sue and Release of Liability will be governed by and construed and enforced in accordance with the internal laws of the State of Michigan. If a dispute arises concerning any provisions of this Covenant Not To Sue and Release of Liability, it shall be resolved by arbitration in Troy, Michigan in accordance with the rules of the American Arbitration Association.

     8. Nothing in this Covenant Not To Sue and Release of Liability shall impair any indemnification rights the Executive may have as an officer or director of Kmart.

     9. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED THAT HE SHOULD CONSULT WITH AN ATTORNEY BEFORE HE EXECUTES THIS COVENANT NOT TO SUE AND RELEASE OF LIABILITY, AND THAT HE UNDERSTANDS ALL OF ITS TERMS AND EXECUTES IT VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF.


                                                      -------------------------
                                                      Charles C. Conaway
                                                      March 11, 2002

                                    EXHIBIT B

                             COVENANT NOT TO SUE AND
                     FULL AND COMPLETE RELEASE OF LIABILITY

     1. I, Charles C. Conaway (hereinafter referred to as the "Executive"), in exchange for the consideration contained in paragraph 2, do hereby release and forever discharge Kmart Corporation and any related or affiliated companies or divisions or their current or former directors, officers, employees, or agents (hereinafter referred to as "Kmart") from any and all actions, causes of action, suits, controversies, claims and demands whatsoever, for or by reason of any matter, cause or thing whatsoever, whether known or unknown including, but not limited to, all claims arising under or in connection with the Michigan Elliott-Larsen Civil Rights Act, as amended, Michigan Whistle Blowers' Protection Act, as amended, the Michigan Persons With Disabilities Civil Rights Act, as amended, Age Discrimination in Employment Act of 1967, as amended, Americans With Disabilities Act of 1990, as amended, Title VII of the Civil Rights Act of 1964, as amended, Civil Rights Act of 1991, as amended, Employee Retirement Income Security Act of 1974, as amended, Older Workers Benefit Protection Act of 1990, as amended, the Worker Adjustment Retraining and Notification Act, the Fair Labor Standards Act, as amended, the Family & Medical Leave Act of 1993, as amended, the common law of the State of Michigan, for tort, breach of express or implied employment contract, wrongful discharge, intentional infliction of emotional distress, and defamation or injuries incurred on the job or incurred as a result of loss of employment. This Covenant Not To Sue and Full and Complete Release of Liability shall not apply to (i) any actions to enforce rights arising under, or any claim for benefits which may be due the Executive under that certain Separation Agreement between the Company and the Executive, dated as of March 11, 2002 (the "Separation Agreement"), or (ii) any claim for benefits which may be due the Executive under any tax-qualified pension plan of Kmart in which he was a participant as of March 11, 2002. The Executive represents that he has not filed against Kmart any complaints, charges, or lawsuits arising out of his employment, or any other matter arising on or prior to the date of this Covenant Not To Sue and Full and Complete Release of Liability. The Executive covenants and agrees that he will not seek recovery against Kmart arising out of any of the matters released in this paragraph.

     2. The Executive agrees to accept and Kmart agrees to provide the following consideration: All rights and benefits of the Executive upon termination of employment with, and services as a director to, Kmart, as set forth under the Separation Agreement.

     3. The Executive agrees that the acts done and evidenced hereby, and the release granted hereunder, are done and granted to compromise any doubtful and disputed claims and to avoid litigation, and are not an admission of liability on the part of Kmart , by whom any liability is expressly denied.



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

     4. The Executive acknowledges that he has no seniority, recall, reinstatement, or rehire rights with Kmart in any capacity. The Executive also acknowledges that, except as set forth herein and in the Separation Agreement, he is not entitled to any compensation from Kmart.

     5. The Executive agrees that he will honor the restrictive covenants concerning noncompetition, nonsolicitation, non-disparagement, nondisclosure and press releases set forth in the Agreement.

     6. If any provision or paragraph of this Covenant Not To Sue and Full and Complete Release of Liability is ever determined not enforceable, the remaining provisions and paragraphs shall remain in full force and effect.

     7. The Executive acknowledges that he has been given 21 days within which to consider this Covenant Not To Sue and Full and Complete Release of Liability and that he has 7 days following his execution to revoke his signature. If the Executive revokes his consent hereto prior to the expiration of such 7-day period, the Covenant Not To Sue and Full and Complete Release of Liability shall not be effective, and Kmart shall have no obligations to provide the Executive with the consideration set forth in paragraph 2 above.

     8. The Executive acknowledges that this Covenant Not To Sue and Full and Complete Release of Liability will be governed by and construed and enforced in accordance with the internal laws of the State of Michigan. If a dispute arises concerning any provisions of this Covenant Not To Sue and Full and Complete Release of Liability, it shall be resolved by arbitration in Troy, Michigan in accordance with the rules of the American Arbitration Association.

     9. Nothing in this Covenant Not To Sue and Full and Complete Release of Liability shall impair any indemnification rights the Executive may have as an officer or director of Kmart.



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





     10. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS COVENANT NOT TO SUE AND FULL AND COMPLETE RELEASE OF LIABILITY, THAT HE HAS BEEN PROVIDED 21 DAYS TO CONSIDER THIS COVENANT NOT TO SUE AND RELEASE OF LIABILITY, THAT HE HAS BEEN ADVISED THAT HE HAS 7 DAYS TO REVOKE HIS SIGNATURE, THAT HE HAS BEEN ADVISED THAT HE SHOULD CONSULT WITH AN ATTORNEY BEFORE HE EXECUTES THIS COVENANT NOT TO SUE AND FULL AND COMPLETE RELEASE OF LIABILITY, AND THAT HE UNDERSTANDS ALL OF ITS TERMS AND EXECUTES IT VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF.


                                                      -------------------------
                                                      Charles C. Conaway
                                                      [__________], 2002


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